UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 15, 2019

Date of Report (Date of earliest event reported)

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliot Avenue West, Suite 230

Seattle, WA 98119

(Address of principal executive offices, including zip code)

(206) 788-4545

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2019, Alpine Immune Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including Decheng Capital LLC (“Decheng”), BVF Partners L.P. and other accredited investors, three of which are affiliated with members of the board of directors and officers of the Company (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase 4,706,700 units (the “Units”) representing (i) 4,706,700 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and (ii) warrants to purchase up to that number of additional shares of common stock equal to thirty-nine percent (39%) of the number of Shares respectively purchased by each Purchaser (rounded down to the nearest whole share). The purchase price for each Unit is $5.37, for an aggregate purchase price of approximately $25.3 million. The closing of the purchase and sale of the securities is expected to occur on or about January 18, 2019, subject to the appointment of a representative of Decheng to the Company’s board of directors, as well as additional customary closing conditions.

The warrants will be exercisable at an exercise price of $12.74 per share, subject to adjustments as provided under the terms of the warrants. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. For the warrants issued to Decheng and until approval of the Company’s stockholders is obtained, such warrants would not be exercisable to the extent necessary to ensure that, following any such proposed exercise by Decheng, the total number of shares of common stock then beneficially owned by Decheng and its affiliates would not exceed 19.99%.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares and the Shares issuable upon exercise of the warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2018, and in any event no later than March 18, 2019 (the “Filing Deadline”), and to use commercially reasonable efforts to have the registration statement declared effective within 25 days of the Filing Deadline if there is no review by the SEC, and within 90 days of the Filing Deadline in the event of such review.

Pursuant to the terms of the Securities Purchase Agreement, for so long as funds affiliated with Decheng beneficially own 8% or more in the aggregate of the issued and outstanding common stock of the Company (excluding any shares of common stock issuable upon the exercise of the remaining, unexercised portion of warrants held by Decheng), Decheng will be entitled to nominate one member of the Company’s board of directors, and the Company will take all necessary actions to nominate such director at each meeting of stockholders where such nominee is up for re-election.

The securities to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Piper Jaffray & Co. acted as sole placement agent in connection with the Private Placement and the Company has agreed to pay a customary placement fee and reimburse certain expenses of the placement agent.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company intends to use the net proceeds from the Private Placement to fund development of lead programs ALPN-101 in autoimmune and inflammatory indications and ALPN-202 in cancer, as well as for general corporate purposes.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, and the Form of Warrant to Purchase Common Stock attached hereto as Exhibit 10.3.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On January 16, 2019, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated January 15, 2019, by and among the Company and the Purchasers

10.2	Registration Rights Agreement, dated January 15, 2019, by and among the Company and the Purchasers

10.3	Form of Warrant to Purchase Common Stock

99.1	Press Release dated January 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE IMMUNE SCIENCES, INC.

By:	/s/ Paul Rickey
Name: Paul Rickey
Title: Senior Vice President and Chief Financial Officer

Date: January 16, 2019